Exhibit 10.1


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                               PURCHASE AGREEMENT


                                  BY AND AMONG

                                 IONATRON, INC.

                                       AND

                                 THE PURCHASERS




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Dated:  October __, 2005


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                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (the "Agreement") is made as of the __ day of October 2005, by and among Ionatron, Inc., a Delaware corporation ("Company"), and the investors listed on Schedule I (the "Schedule of Purchasers") attached hereto ("Purchasers").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the provisions of this Agreement, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to 869,560 shares (the "Offered Shares") of the Company's 6.5% Series A Redeemable Convertible Preferred Shares, par value $.001 per share (the "Preferred Stock"), to be issued pursuant to the provisions of a Certificate of Designation (the "Designation") filed by the Company with the Secretary of State of the State of Delaware on October __, 2005, at a price of $25.00 per Offered Share; and

      WHEREAS, the Company agrees to grant to each Purchaser an option (collectively, the "Options") to purchase up to 15% of the number of Offered Shares purchased by such Purchaser (the "Option Shares" and, together with the Offered Shares, the "Shares") exercisable during the 30-day period following the Closing Date (as defined in Section 2.1), at an exercise price per Offered Share equal to $25.00; and

      WHEREAS, J Giordano Securities Group (the "J Giordano") is acting as placement agent for the Company on a "best efforts" basis with respect to the offering and sale of the Shares pursuant to the terms of this Agreement; and

      WHEREAS, the Shares will be convertible into shares of common stock (the "Common Stock"), par value $.001 per share, of the Company (the "Conversion Shares"); and

      WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act; and

      WHEREAS, pursuant to the terms of the Preferred Stock and the Designation, the Shares, the Conversion Shares and the shares of Common Stock issuable as payment of dividends on the Shares (the "Dividend Shares") may be resold or otherwise transferred by the Purchasers only if the resale or transfer is hereinafter registered under the Securities Act or an exemption from registration under the Securities Act is available; and

      WHEREAS, the Purchasers and their permitted transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing (as defined herein) by and among the Company and the Purchasers (the "Registration Rights Agreement"); and

      WHEREAS, each Purchaser is an "accredited investor," as such term is defined in Rule 501 under the Securities Act; and

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      WHEREAS, in connection with the sale of the Shares, the Company has prepared a preliminary offering memorandum and, prior to the Closing, will prepare a final offering memorandum (such final offering memorandum is referred to as the "Memorandum") including or incorporating by reference a description of the terms of the Shares and the Conversion Shares, the material terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include the exhibits and annexes thereto and the documents and reports incorporated by reference therein (including, but not limited to, those reports filed with the SEC pursuant to the Exchange Act, as hereafter defined) and any amendment or supplement thereto, as of and after the date thereof. The terms "supplement", "amendment" and "amend" as used herein with respect to the Memorandum shall include any supplement or amendment to the Memorandum prior to the Closing and all documents incorporated by reference in the Memorandum that are filed, subsequent to the date of the Memorandum and prior to the Closing, with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

      1. Purchase and Sale of Offered Shares. On the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions, the Purchasers hereby agree, severally and not jointly, to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, an aggregate of up to 869,560 Offered Shares, for an aggregate purchase price per Purchaser equal to $25.00 multiplied by the number of Offered Shares purchased by such Purchaser (the "Purchase Price"), as set forth opposite such Purchaser's name on the Schedule of Purchasers (the "Purchase").

      2. Closings; Payment and Delivery; Option.

            2.1 In the event that Purchasers have (a) subscribed for Offered Shares by executing, completing and delivering their signature pages to this Agreement indicating such and (b) deposited the Purchase Price for such Offered Shares into a non-interest bearing escrow account (the "Escrow Account") maintained for such purpose, on behalf of J Giordano as placement agent for the Company, by Continental Stock Transfer & Trust Company ("Escrow Agent"), all in accordance with the instructions set forth in the Subscription Instructions attached hereto as EXHIBIT A (the "Subscription Instructions"), and the Company and J Giordano have accepted, from the Purchasers, subscriptions for the Offered Shares, the closing of the Purchase (the "Closing") shall occur at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174 at 10:00 a.m., on October __, 2005 (the "Closing Date"), at which time the Company will execute this Agreement and payment for the Offered Shares being sold at the Closing shall be released to the Company from the Escrow Account against delivery of certificates representing such Offered Shares, with any transfer taxes payable in connection with the transfer of the Offered Shares to the Purchasers duly paid, registered in the names of the Purchasers as set forth on the Schedule of Purchasers attached as Schedule 1 to this Agreement to J Giordano on behalf of the Purchasers.

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            2.2 The Company has the right to reject any subscription for Offered
Shares, in whole or in part, for any reason whatsoever, and to allot to any Purchaser less than the number of Offered Shares subscribed for by such Purchaser. In the event that the Company accepts only a portion of a Purchaser's subscription and reduces the number of Offered Shares to be sold to the Purchaser hereunder, the Purchase Price deposited into the Escrow Account by the Purchaser with respect to the unaccepted portion of the subscription shall be returned to the Purchaser.

            2.3 The Offered Shares delivered for the account of each Purchaser shall be registered in such names and in such denominations as requested in writing by such Purchaser not later than two full business days prior to the Closing Date.

            2.4 Each Purchaser shall have the Option to purchase up to a number of Option Shares equal to 15% of the Offered Shares purchased by such Purchaser at the Closing. Each Purchaser may exercise its Option in whole or in part, from time to time, at a price of $25.00 per Option Share by delivering a completed and executed Form of Election to Purchase (in the form attached hereto as EXHIBIT B) to the Company at its principal executive office, together with payment of the purchase price of the Option Shares being purchased upon such exercise, by cash, wire transfer or certified check, on or prior to 5:00 p.m. New York local time on November [ ], 2005 [30 days after Closing Date]. The Company will deliver a certificate representing the Option Shares to each Purchaser exercising its Option, registered in the name such Purchaser as set forth on the Schedule of Purchasers attached as Schedule 1 to this Agreement, promptly following such Purchaser's payment of the purchase price for such Option Shares.

      3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and the Closing Date. Each of the representations and warranties are qualified in their entirety by the information contained in the Disclosure Schedules and Exhibits hereto.

            3.1 As of their respective dates, each document, filed by the Company with the SEC pursuant to the Exchange Act and incorporated by reference in the Memorandum, as any of such documents may have been subsequently amended by filings made by the Company with the SEC prior to the applicable Closing Date (the "Incorporated Documents"), complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and none of the Incorporated Documents or the Memorandum contains, and on the Closing Date, none of the Incorporated Documents or the Memorandum will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            3.2 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

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            3.3 The Company's subsidiaries are set forth in the Disclosure
Schedules (the "Subsidiaries"). Unless the context requires otherwise, all references to the Company include the Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth in the Disclosure Schedules, with full power and authority, corporate and other, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as currently conducted. Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or the Subsidiary. The Company owns all of the issued and outstanding shares of capital stock (or other equity or ownership interests) of each Subsidiary, such ownership is free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued, and are fully paid and nonassessable.

            3.4 The Company does not presently own, directly or indirectly, an interest in any corporation, association, or other business entity, and is not a party to any joint venture, partnership, or similar arrangement, other than the Subsidiaries.

            3.5 The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum and such description conforms in all material respects to the rights in the instruments defining the same.

            3.6 The shares of common stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

            3.7 The Shares to be sold under this Agreement have been duly authorized and, when issued and sold and paid for by the Purchasers in accordance with the terms of this Agreement and the Designation, will be duly authorized, validly issued, fully paid and non assessable, and the Purchasers will not be subject to personal liability solely by reason of being such holders and will not be subject to the preemptive or similar rights of any holders of any security of the Company.

            3.8 The Conversion Shares and Dividend Shares have been duly authorized and reserved and, when issued upon conversion of the Shares in accordance with the terms of the Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares and Dividend Shares will not be subject to any preemptive or similar rights of any holders of any security of the Company.

            3.9 The Company has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

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            3.10 Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement (the "Transaction Documents") has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law and by public policy.

            3.11 The execution and delivery by the Company, and the performance by the Company of its obligations under the Transaction Documents will not conflict with or contravene in any material respect, cause a breach or violation of or default under, any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and the Subsidiaries, taken as a whole, for which a waiver or consent has not been obtained, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and by Federal and state securities laws with respect to the obligations of the Company under the Registration Rights Agreement or as may be required by the National Association of Securities Dealers, Inc. or such the failure of which to obtain would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

            3.12 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business from that set forth in the Memorandum. Except as disclosed in the Memorandum, since July 1, 2005, there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole. Except as set forth in the Memorandum, since July 1, 2005, there has been no obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary material to the Company and the Subsidiaries taken as a whole.

            3.13 None of the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound, except for such defaults that would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

            3.14 There are no legal or governmental proceedings, orders, judgments, writs, injunctions, decrees or demands pending or, to the Company's knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than proceedings, orders, judgments, writs, injunctions, decrees or demands accurately described in all material respects in the Memorandum and proceedings, orders, judgments, writs, injunctions, decrees or demands that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Memorandum.

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            3.15 The Company and each Subsidiary (a) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (c) is in compliance with all material terms and conditions of any such permit, license or approval, (d) is in compliance with any provisions of the employee Retirement Income Security Act of 1974, as amended, ("ERISA") or the rules and regulations promulgated thereunder and (e) is in compliance with any provisions of the Foreign Corrupt Practice Act or the rules and regulations promulgated thereunder, except, with respect to clauses (a) through (e), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or noncompliance with ERISA or the Foreign Corrupt Practices Act or failure to comply with the terms and conditions of such permits, licenses or approvals, would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

            3.16 There are no costs or liabilities to the Company or any Subsidiary associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

            3.17 None of the Company nor any Subsidiary is, and giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Memorandum will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            3.18 None of the Company, any Subsidiary nor any of its affiliates (as defined in Rule 501(b) of Regulation D, each an "Affiliate") has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (b) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            3.19 The books, records and accounts of the Company in all material respects accurately and fairly reflect, in reasonable detail, the transactions in, and Designation of, the assets of, and the results of operations of, the Company. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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            3.20 Each of the Company and each Subsidiary owns or possesses, or has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed or required by it in connection with the business currently conducted by it as described in the Memorandum, except such as the failure to so own or possess or have the right to use would not have, singly or in the aggregate, a material adverse affect on the Company and the Subsidiaries taken as a whole. To the Company's knowledge, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company or any Subsidiary, or as currently proposed to be conducted by the Company or any Subsidiary, as described in the Memorandum and which infringement would have a material adverse effect on the Company and the Subsidiaries taken as a whole. The Company is not aware of any basis for a finding that the Company does not have valid title or license rights to the patents and patent applications referenced in the Memorandum as owned or licensed by the Company or any Subsidiary, and, to the Company's knowledge, none of the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, which restricts or impairs the use of any of the foregoing which would have a material adverse effect on the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any written notice of infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by it as described in the Memorandum and which would have a material adverse effect on the Company and the Subsidiaries taken as a whole and the Company has no knowledge of any facts or circumstances that would serve as a reasonable basis for any such claims.

            3.21 Other than with respect to Environmental Laws and ERISA (which are governed by Section 3.15 above) each of the Company and each Subsidiary has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all appropriate federal, state, local or foreign governmental or regulatory authorities and self regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole. Each such Authorization is valid and in full force and effect and the Company and each Subsidiary is in compliance with all the material terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto, and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or,

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after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

            3.22 There are no outstanding rights, warrants, options, convertible securities or commitments to sell granted or issued by the Company entitling any person to purchase or otherwise acquire any shares of the capital stock of the Company, except as otherwise disclosed in the Memorandum and the Incorporated Documents and except for options granted to directors and employees of the Company in the ordinary course of business since June 30, 2005.

            3.23 The financial statements included or incorporated by reference in the Memorandum as the same may have been amended prior to the date of the Memorandum, together with related schedules and notes, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The financial information set forth under the captions "Summary Financial Data" and "Capitalization" in the Memorandum are derived from the accounting records of the Company and its subsidiaries, have been computed on a basis consistent with the audited financial statements in the Memorandum and fairly present in all material respects, on the basis stated in the Memorandum, the information included therein.

            3.24 There are no existing or, to the Company's knowledge, threatened labor disputes with the employees of the Company or any Subsidiary which would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

            3.25 The Company's and the Subsidiaries' manufacturing, distribution and marketing practices are in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions and decrees in each country in which the Company's and the Subsidiaries' products are marketed, except for such noncompliances that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

            3.26 None of the Company nor any Subsidiary has received any written communication notifying the Company or such Subsidiary as to the termination or threatened termination or modification or threatened modification of any consulting, licensing, marketing, research and development, cooperative or any similar agreement described in the Memorandum.

            3.27 The statements relating to legal matters, documents or proceedings included in the Memorandum under the captions "Description of Capital Stock" and "Notice to Investors" and in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K and in "Item 1 - Legal Proceedings" of the Company's quarterly reports on Form 10-Q included or incorporated by reference in the Memorandum fairly summarize in all material respects such matters, documents or proceedings.

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            3.28 Neither the Company nor any Subsidiary, nor to the Company's
knowledge, any of its officers, directors or Affiliates has taken, directly or indirectly, any action designed to or which has constituted the stabilization or manipulation of the price of the common stock of the Company or any security convertible into or exchangeable for common stock of the Company to facilitate the sale or resale of any of the Preferred Stock.

            3.29 Each of the Company and each Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not have a material adverse effect on the Company and the Subsidiaries taken as a whole), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. All tax liabilities are adequately provided for on the books of the Company and the Subsidiaries. To the Company's knowledge, there are no tax audits or investigations pending, which if adversely determined, would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

            3.30 Each of the Company and each Subsidiary is insured against such losses and risks and in such amounts as are customary in the businesses in which it is engaged, including but not limited to, insurance covering product liability and real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company, any Subsidiary or the Company's or any Subsidiary's businesses, assets, employees, officers and directors are in full force and effect. The Company and each Subsidiary is in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it and the Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole. Since January 1, 2004, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

            3.31 The Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary. Any real property and buildings held under lease by the Company and each Subsidiary is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiary.

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            3.32 The Company is subject to the reporting requirements of Section
13 or Section 15(d) of the Exchange Act. Since January 1, 2004, the Company has timely filed with the SEC all reports required to be filed under the Exchange
Act and the Company is and, as of the time of each Closing will be, current in its reporting obligations under the Exchange Act. To the Company's knowledge, the Company has responded to all comments raised by the SEC with respect to the Company's reports, registration statements and other filings made with the SEC to the SEC's satisfaction, and no comments which could have an adverse effect on the Company's consolidated financial condition or results of operations (past or future) or could require a restatement of previously filed financial statements remained unresolved with the SEC.

            3.33 There is and there has been no failure on the part of the Company and the Subsidiaries or, to the Company's knowledge, any of the officers or directors of the Company or any Subsidiary to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

            3.34 The Company has not distributed and, prior to the exercise or expiration of all the Options, will not distribute any offering material in connection with the offering and sale of the Shares other than the Memorandum.

            3.35 Neither the Company nor any of its Affiliates has directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit an offer to buy, sell or offer to sell, or otherwise negotiate in respect of any security which might be integrated with the sale of the Shares or the Conversion Shares in a manner that would require the Shares to be registered under the Securities Act. Except as set forth in the Memorandum, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act. No registration under the Securities Act of the Shares or the Conversion Shares is required for the sale of the Shares and Conversion Shares to the Purchasers under this Agreement and the Memorandum, assuming the accuracy of the Purchasers' representations, warranties and agreements set forth in
Section 4.

            3.36 The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, subject to the limitation of any such control system; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the Company's ability to record, process, summarize, and report financial data; and
(B) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            3.37 The Company acknowledges that it has engaged J Giordano as placement agent in connection with the Purchase. Neither the Company nor, based on the representations of J Giordano to the Company, any of its agents has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Purchase.

            3.38 The Company has caused or will cause to be timely filed with each applicable jurisdiction corresponding to the principal place of business of each Purchaser (as same has been provided by such Purchasers) all appropriate documentation required for the registration of the Purchase under applicable state law or required to secure an exemption from such registration requirements.

      4. Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as to itself that:

            4.1 Authorization. The Transaction Documents to which such Purchaser is a signatory constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

            4.2 Purchase Entirely for Own Account. The Shares acquired by each Purchaser will be acquired for investment for such Purchaser's own account. Each Purchaser has full power and authority to enter into this Agreement. 4.3 Disclosure of Information. It acknowledges that it has received and reviewed the Memorandum. It acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Shares and further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Purchase. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

            4.4 Restricted Securities. It understands that the Shares and the Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, it represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The transfer restrictions and other provisions set forth in the Memorandum under the caption "Notice to Investors," including the legend required thereby, shall apply to the Shares and Conversion Shares.

            4.5 Accredited Investor. It is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            4.6 Release of Funds. It hereby acknowledges and agrees that the Purchase Price for the Offered Shares being purchased by it hereunder, has been previously (or prior to the Closing will be) wired by the Purchaser to the Escrow Agent, and that, upon the Escrow Agent's receipt of executed (by the Company and such Purchaser) copies of this Agreement, the deliverables set forth in Section 5 below and a joint disbursement instruction from the Company and J Giordano covering such Purchase Price funds ("Disbursement Letter"), the Escrow Agent will wire transfer such Purchase Price funds in accordance with the Disbursement Letter, provided, however, that if no Disbursement Letter is received by the Escrow Agent on or prior to October __, 2005 with respect to such Purchaser's funds, such funds shall be returned without interest to the Purchaser.

            4.7 Purchasers' Indemnification of the Company. Each Purchaser hereby indemnifies and holds the Company and its officers, directors and agents free from any liability they may incur (including the costs of defending any legal action brought against any of the foregoing parties) as a result of any breach by such Purchaser of the representations of the Purchaser set forth in this Section 4.

            4.8 J Giordano Fees. The Purchasers acknowledge that J Giordano is acting as placement agent in connection with the Purchase and will receive a fee from the Company for such services equal to 7.0% of the aggregate Purchase Price paid by the Purchasers for the Shares and will receive a warrant to purchase a number of shares of Common Stock equal to 7.0% of the number of shares of Common Stock issuable upon conversion of Shares sold to and paid for by the Purchasers (in each case, including Option Shares sold to and paid for by the Purchasers). In addition, if within twelve (12) months following the Closing the Company sells, directly or indirectly, securities to any Purchaser (other than securities in connection with a working capital loan or facility or project debt financing), J Giordano will be entitled to receive the same compensation with respect to such sale of securities as it will receive in connection with the Purchase.

      5. Conditions to the Purchasers' Obligations. The obligations of each Purchaser to purchase and pay for the Offered Shares set forth opposite its name on the Schedule of Purchasers on the Closing Date are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in any certificate of any officer of the Company delivered pursuant to this Agreement and to the following further conditions:

            5.1 Officer's Certificate. The Company shall have delivered to J Giordano, on behalf of the Purchasers, on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

            5.2 Opinion of Counsel. The Company shall have delivered to J Giordano, on behalf of the Purchasers, on the Closing Date the opinion of Blank Rome LLP, counsel for the Company, dated such Closing Date, to the effect set forth in EXHIBIT C attached hereto. Such opinion shall be rendered to the Purchasers at the request of the Company and shall so state therein.

            5.3 Accountant's Consent. The Company shall have delivered to J Giordano, on behalf of the Purchasers, on the Closing Date a copy of the letter, dated as of the date of the Memorandum, from BDO Seidman, LLP, independent public accountants, to the Company consenting to the Company's incorporation in the Memorandum of its report in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

            5.4 Good Standing Certificate. The Company shall have delivered to J Giordano, on behalf of the Purchasers, on the Closing Date a certificate, dated as of a reasonably current date prior to such Closing, issued by the proper authority in Delaware to the effect that the Company is legally existing and in good standing.

            5.5 Secretary's Certificate. The Company shall have delivered to J Giordano, on behalf of the Purchasers, on the Closing Date a certificate, dated as of the Closing Date, executed by the Secretary of the Company certifying the resolutions adopted by the Company's board of directors relating to the transactions contemplated by this Agreement.

            5.6 Registration Rights Agreement. The Company shall have duly executed the Registration Rights Agreement in the form attached hereto as EXHIBIT D.

      6. Covenants of the Company. In further consideration of the agreements of the Purchasers contained in this Agreement, the Company covenants with each Purchaser as follows:

            6.1 The Company will not solicit any offer to buy or offer or sell the Shares or the Conversion Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            6.2 The Company will use its commercially reasonable efforts to assist J Giordano to apply for quotation of the Preferred Stock on the OTC Bulletin Board.

            6.3 Neither the Company nor any of its Affiliates will take any action prohibited by Regulation M under the Exchange Act in connection with the sale and distribution of the Shares contemplated hereby.

            6.4 Until the date on which the Purchasers shall have sold all the Conversion Shares held by them and none of the Preferred Stock are outstanding, the Company shall use its best efforts timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

            6.5 The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock issuable as Conversion Shares.

            6.6 The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the other Transaction Documents.

            6.7 The Company shall maintain such controls and other procedures, including without limitation those required by Section 302 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, including without limitation, controls and procedures reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its Chief Executive Officer and its Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities.

            6.8 Notwithstanding anything herein to the contrary, the Company may not elect to make all or a portion of a dividend payment in shares of Common Stock or issue shares of Common Stock as payment of the purchase price of a Change of Control (as defined in the Designation) to the extent such issuance of Common Stock (when added to the Common Stock issued or issuable upon conversion of the Preferred Stock) requires stockholder approval under Nasdaq Marketplace Rule 4350(i) and such stockholder approval had not been obtained. The Company will use its best efforts to obtain stockholder approval for any such issuance, if necessary, prior to the time of issuance.

      7. Indemnification.

            7.1 The Company agrees to indemnify and hold harmless each Purchaser, each person, if any, who controls any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate of any Purchaser (individually, the "Indemnified Person" or collectively the "Indemnified Person") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (a) caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (b) caused by any omission or alleged omission to state in the Memorandum a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (c) that arise out of or are based upon any material breach of any representation, warranty, agreement obligation or covenant of the Company contained herein.

            7.2 Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Indemnified Person will notify the Company in writing of the commencement thereof, and the Company will, subject the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of expenses in connection with such defense) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the Company under this Section. After notice from the Company of its election to assume the defense of such claim or action, and provided it continues to meet its obligations hereunder, the Company shall no longer be liable to the Indemnified Person under this Section for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs incurred prior to the Company assuming the defense of such action; provided, however, that if in the reasonable good faith judgment of the Indemnified Person or Persons, because of a conflict of interest of the counsel employed by Company, to be represented by separate counsel, the Indemnified

Person or Persons shall have the right to employ separate counsel to represent the Indemnified Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Persons thereof against the Company, in which event the reasonable fees and expenses of one such separate counsel to represent all of the Indemnified Persons shall be borne by the Company.

      8. Miscellaneous.

            8.1 Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement. The Purchasers are entitled to rely, and the parties hereby acknowledge that the Purchasers have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Purchasers. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Purchasers contained herein, irrespective of any independent investigation made by the Company.

            8.2 Right of Placement Agent to Rely on Representations. J Giordano shall be entitled to rely upon the representations and warranties made by the Company and the Purchasers in this Agreement and shall be a third party beneficiary for such purpose.

            8.3 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign its rights under this Agreement and the Transaction Documents to any Affiliate of such Purchaser.

            8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws -------------- of the State of New York.

            8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            8.7 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

                  If to the Purchasers to:

                  The address set forth opposite their name on the Schedule of Purchasers.

                  If to Company:

                  Ionatron, Inc.
                  3590 East Columbia Street
                  Tucson, Arizona 85714
                  Fax: (520) 622-3835
                  Attn: Thomas C. Dearmin, President, Chief Executive Officer and Chief Financial Officer
                  (email: tdearmin@ionatron.com)

                  In either case, with copies to:

                  Blank Rome LLP
                  405 Lexington Avenue, 23rd Floor
                  New York, New York  10174
                  Fax:     (212) 885-5001
                  Attention:  Robert J. Mittman, Esq.
                              (email: rmittman@blankrome.com)

      Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

            8.8 Certain Fees and Reimbursements. Each party represents that it neither is nor will be obligated for any finders' or brokers' fee or commission in connection with this transaction; provided, however, that the Company is obligated to pay certain compensation upon consummation of the transactions contemplated hereby to J Giordano.

            8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers holding Shares evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate number of Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

            8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            8.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

      IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.



                                        IONATRON, INC.

                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

                     [Signature pages of Purchasers follow]

[Purchaser signature page with respect to Purchase Agreement between Ionatron, Inc. and the several Purchasers dated October __, 2005]


                                                    PURCHASER:

                                                    ----------------------------

                                                    By:_________________________
                                                          Name:________________
                                                         Title:_________________

Address and phone number of Purchaser:



Principal Contact at Purchaser:
                                      ------------------------------------------

Telephone Number of Principal Contact:
                                      ------------------------------------------

Email of Principal Contact:
                                      ------------------------------------------

Tax ID No. of Purchaser:
                                      ------------------------------------------

Dollar Amount of Subscription subscribed for by the Purchaser:          $ ______


Number of Offered Shares subscribed for by the Purchaser:                 ______

                                   SCHEDULE I


                             SCHEDULE OF PURCHASERS


                            Number of Offered Shares        Aggregate Purchase
Name and Address                    Purchased                     Price
----------------                    ---------                     -----

                                   DISCLOSURE


                                  SCHEDULES TO


                               PURCHASE AGREEMENT


                              DATED OCTOBER , 2005

                                  SCHEDULE 3.3



Ionatron Technology, Inc.                   Delaware


North Star Power Engineering, Inc.          Delaware

                                  SCHEDULE 3.9

      Piggyback registration rights were granted to with respect to 199,063 shares of common stock issued pursuant to the Asset Purchase Agreement by and among North Star Research Acquisition Corp., Ionatron, Inc., North Star Research Corporation and the Principal Stockholders Named therein dated September 16, 2004. Of these shares, 165,000 shares of common stock have been sold pursuant to rule 144 promulgated under the Securities Act of 1933.

                                    EXHIBIT A

                            SUBSCRIPTION INSTRUCTIONS

                                    EXHIBIT B


                          FORM OF ELECTION TO PURCHASE


      The undersigned hereby irrevocably elects to exercise the right, represented by this Option, to purchase ______ shares of the Common Stock of Ionatron, Inc. (the "Corporation") and herewith tenders, in payment for such shares, a wire transfer, cash or a certified check payable to the order of Ionatron, Inc., in the amount of $_________________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________________ whose address is __________________________, and that such certificate be delivered to
_________________, whose address is ____________________________.


Dated:                                      Signature:___________________

                                            (Signature must conform in all
                                            respects to name of Purchaser as
                                            set forth on Schedule I of the
                                            Purchase Agreement between Ionatron,
                                            Inc. and the Purchasers set
                                            forth on such schedule dated
                                            October __, 2005.)


                                          -------------------------------

                                          -------------------------------
                                         (Insert Social Security or other
                                         Identifying number of Purchaser)

                                    EXHIBIT C


                              FORM OF LEGAL OPINION

                                    EXHIBIT D

                      FORM OF REGISTRATION RIGHTS AGREEMENT